FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2021, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…July 21, 2021… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $15,042,000, and fully diluted earnings per common share of $1.20 for the six months ended June 30, 2021, compared to $8,924,000 and $0.71 per fully diluted common share for the six months ended June 30, 2020.
SECOND QUARTER FINANCIAL HIGHLIGHTS
•Net loans decreased $29.9 million or 2.75%, and total assets increased $276.5 million or 13.79% at June 30, 2021 compared to December 31, 2020. The net loan decrease consisted of a decrease of $83.4 million in the SBA Paycheck Protection Program (PPP) loans, offset by an increase of $53.5 million in non-PPP loan growth.
•Total deposits increased 14.88% to $1.98 billion at June 30, 2021 compared to December 31, 2020.
•Total cost of deposits remains at low levels at 0.05% and 0.10% for the quarters ended June 30, 2021 and 2020, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 45.86% and 48.39% for the quarters ended June 30, 2021 and 2020, respectively.
•Non-performing assets were $2,035,000, net loan charge-offs were $117,000, and loans delinquent more than 30 days were $391,000 for the quarter ended June 30, 2021.
•The Company recorded a reversal of provision for credit losses of $1.5 million during the quarter ended June 30, 2021.
•Capital positions remain strong at June 30, 2021 with a 8.63% Tier 1 Leverage Ratio; a 13.43% Common Equity Tier 1 Ratio; a 13.80% Tier 1 Risk-Based Capital Ratio; and a 14.58% Total Risk-Based Capital Ratio.
•The Company declared an $0.12 per common share cash dividend, payable on August 20, 2021 to shareholders of record as of August 6, 2021.
•During the quarter ended June 30, 2021, the Company repurchased and retired a total of 239,679 shares of common stock at an average price paid per share of $20.17.
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“We are pleased to report continued growth in deposits and non-PPP loans for second quarter 2021 - a sign of improving economic conditions in our region,” stated James M. Ford, President & CEO. “Growth in deposits is also a result of new client relationships, as well as existing clients maintaining large amounts of liquidity. Additionally, our involvement in first round PPP loans is winding down and we are proud to have participated in the second round of the PPP lending resulting in assisting 512 small business clients with approximately $78 million in financial support to help offset persistent challenges for these companies due to the pandemic. As the State of California economic conditions recover from the effects of the COVID-19 pandemic, this recovery should prove beneficial to our region, clients, Company and our shareholders”, concluded Ford.
As a preferred SBA lender, we began participating in the SBA Paycheck Protection Program (PPP) in 2020 to help provide loans to our business customers to provide them with additional working capital, and we continued to participate in the second round of PPP funding through the May 31, 2021 deadline. Outstanding PPP loans as of June 30, 2021 originated under each of the PPP rounds are as follows:

PPP Loan Vintages (Dollars in thousands)	Number of Loans	Amount	Net Unearned Fees
Round 1 - 2020	133	$31,407	$425
Round 2 - 2021	497	78,095	2,665
Total	630	$109,502	$3,090
As of June 30, 2021, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	449	$22,090
$150,001 to $500,000	136	36,020
$500,001 to $1,000,000	28	19,519
$1,000,001 to $2,000,000	14	23,096
Over $2,000,000	3	8,777
Total	630	$109,502
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2021	March 31, 2021	June 30, 2020
Pass	$1,019,687	$1,019,829	$1,055,944
Special mention	18,710	39,406	35,735
Substandard	32,938	34,276	38,672
Doubtful	—	—	—
Total	$1,071,335	$1,093,511	$1,130,351
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
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Net income for the six months ended June 30, 2021 increased 68.56%, compared to the six months ended June 30, 2020, driven by a reversal of provision for credit losses, an increase in net interest income, an increase in loan placement fees, and a decrease in non-interest expense, partially offset by an increase in the provision for income taxes, a decrease in net realized gains on sales and calls of investment securities, and a decrease in service charge income. During the six months ended June 30, 2021, the Company recorded a $3,300,000 reversal of provision for credit losses, compared to a $4,375,000 provision during the six months ended June 30, 2020. Net interest income before the reversal of provision for credit losses for the six months ended June 30, 2021 was $35,636,000, compared to $31,603,000 for the six months ended June 30, 2020, an increase of $4,033,000 or 12.76%. The impact to interest income from the accretion of the loan marks on acquired loans was $349,000 and $867,000 for the six months ended June 30, 2021 and 2020, respectively. In addition, net interest income before the reversal of provision for credit losses for the six months ended June 30, 2021 was impacted by approximately $434,000 in loan prepayment penalties, as compared to $453,000 for the six months ended June 30, 2020. Excluding the loan mark accretion and prepayment penalties, net interest income for the six months ended June 30, 2021 increased by $4,570,000 compared to the six months ended June 30, 2020.
During the six months ended June 30, 2021, the Company’s shareholders’ equity increased $6,028,000, or 2.46%, compared to December 31, 2020. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, the decrease in unrealized gains on available-for-sale (AFS) securities, and share repurchases.
Return on average equity (ROE) for the six months ended June 30, 2021 was 12.21%, compared to 7.92% for the six months ended June 30, 2020. The increase in ROE reflects the increase in net income, notwithstanding the increase in average shareholders’ equity compared to the prior year. The Company declared and paid $0.23 and $0.22 per share in cash dividends to holders of common stock during the six months ended June 30, 2021 and 2020, respectively. Annualized return on average assets (ROA) was 1.39% for the six months ended June 30, 2021 and 1.05% for the six months ended June 30, 2020. This increase is due to the increase in net income, notwithstanding the increase in average assets. During the six months ended June 30, 2021, the Company’s total assets increased 13.79%, and total liabilities increased 15.37%, compared to December 31, 2020 due to the Company’s participation in the PPP in addition to organic deposit gathering activities.
Non-performing assets decreased by $1,243,000, or 37.92%, to $2,035,000 at June 30, 2021, compared to $3,278,000 at December 31, 2020. During the six months ended June 30, 2021, the Company recorded $824,000 in net loan recoveries, compared to $432,000 for the six months ended June 30, 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.15)% for the six months ended June 30, 2021, compared to (0.09)% for the same period in 2020. Total non-performing assets were 0.09% and 0.16% of total assets as of June 30, 2021 and December 31, 2020, respectively.
At June 30, 2021, the allowance for credit losses was $10,439,000, compared to $12,915,000 at December 31, 2020, a net decrease of $2,476,000 reflecting the reversal of provision and net recoveries during the period. The Company’s reversal of provision for credit losses of $3,300,000 during the six months ended June 30,
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2021 is primarily due to net loan recoveries and our assessment of the overall adequacy of the allowance for credit losses. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.98% and 1.17% as of June 30, 2021 and December 31, 2020, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $109,932,000 at June 30, 2021 and $127,186,000 at December 31, 2020. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.09% and 1.32% as of June 30, 2021 and December 31, 2020, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.13% and 1.41%, respectively. As of June 30, 2021, gross loans included $109,502,000 related to PPP loans, which are fully guaranteed by the SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.23% and 1.65% as of June 30, 2021 and December 31, 2020, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2021.
The Company’s net interest margin (fully tax equivalent basis) was 3.67% for the six months ended June 30, 2021, compared to 4.11% for the six months ended June 30, 2020. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold, the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio.
For the six months ended June 30, 2021, the effective yield on average total earning assets decreased 49 basis points to 3.73% compared to 4.22% for the six months ended June 30, 2020, while the cost of average total interest-bearing liabilities decreased to 0.11% for the six months ended June 30, 2021 as compared to 0.23% for the six months ended June 30, 2020. Over the same periods, the cost of average total deposits decreased to 0.06% for the six months ended June 30, 2021 compared to 0.11% for the same period in 2020.
For the six months ended June 30, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $918,823,000, an increase of $363,326,000, or 65.41%, compared to the six months ended June 30, 2020. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.09% for the six months ended June 30, 2021, compared to 2.57% for the six months ended June 30, 2020.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $79,727,000 to $1,080,637,000 for the six months ended June 30, 2021 from $1,000,910,000 for the six months ended June 30, 2020. The effective yield on average loans decreased to 5.11% for the six months ended June 30, 2021, compared to 5.13% for the six months ended June 30, 2020. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $169,553,000 for the six months ended June 30, 2021.
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Excluding PPP loans from total average loans, the effective yield on average loans for the six months ended June 30, 2021 was 4.99%.
The following table shows the Company’s outstanding loan portfolio as of June 30, 2021 and December 31, 2020.

Loan Type (dollars in thousands)	June 30, 2021	% of Total Loans	December 31, 2020	% of Total Loans
Commercial:
Commercial and industrial	$208,919	19.4%	$273,994	24.9%
Agricultural production	32,918	3.1%	21,971	2.0%
Total commercial	241,837	22.5%	295,965	26.9%
Real estate:
Owner occupied	200,232	18.7%	208,843	18.9%
Real estate construction and other land loans	65,282	6.1%	55,419	5.0%
Commercial real estate	357,519	33.4%	338,886	30.7%
Agricultural real estate	88,110	8.2%	84,258	7.6%
Other real estate	29,750	2.8%	28,718	2.6%
Total real estate	740,893	69.2%	716,124	64.8%
Consumer:
Equity loans and lines of credit	51,364	4.8%	55,634	5.0%
Consumer and installment	37,241	3.5%	37,236	3.3%
Total consumer	88,605	8.3%	92,870	8.3%
Net deferred origination (fees) costs	(1,390)		(2,612)
Total gross loans	1,069,945	100.0%	1,102,347	100.0%
Allowance for credit losses	(10,439)		(12,915)
Total loans	$1,059,506		$1,089,432
Total average assets for the six months ended June 30, 2021 was $2,166,196,000 compared to $1,705,964,000 for the six months ended June 30, 2020, an increase of $460,232,000 or 26.98%. During the six months ended June 30, 2021 and 2020, the loan-to-deposit ratio was 54.06% and 68.25%, respectively. Total average deposits increased $439,722,000 or 30.42% to $1,885,265,000 for the six months ended June 30, 2021, compared to $1,445,543,000 for the six months ended June 30, 2020. Average interest-bearing deposits increased $242,059,000, or 31.28%, and average non-interest bearing demand deposits increased $197,663,000, or 29.43%, for the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The Company’s ratio of average non-interest bearing deposits to total deposits was 46.11% for the six months ended June 30, 2021, compared to 46.47% for the six months ended June 30, 2020.
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The composition of the deposits at June 30, 2021 and December 31, 2020 is summarized in the table below.

(Dollars in thousands)	June 30, 2021	% of Total Deposits	December 31, 2020	% of Total Deposits
NOW accounts	$354,820	17.9%	$310,697	18.0%
MMA accounts	444,083	22.4%	341,088	19.8%
Time deposits	89,805	4.5%	89,846	5.2%
Savings deposits	190,980	9.7%	156,190	9.1%
Total interest-bearing	1,079,688	54.5%	897,821	52.1%
Non-interest bearing	899,406	45.5%	824,889	47.9%
Total deposits	$1,979,094	100.0%	$1,722,710	100.0%

Non-interest income for the six months ended June 30, 2021 decreased by $4,512,000 to $4,076,000, compared to $8,588,000 for the six months ended June 30, 2020, primarily driven by a decrease of $4,219,000 in net realized gains on sales and calls of investment securities, a decrease of $569,000 in other income, a decrease in service charge income of $194,000, and a decrease in FHLB dividends of $29,000, partially offset by an increase in loan placement fees of $307,000. Other income for the six months ended June 30, 2020 included a $463,000 gain related to the collection of tax-exempt life insurance proceeds.
Non-interest expense for the six months ended June 30, 2021 decreased $559,000, or 2.37%, to $23,018,000 compared to $23,577,000 for the six months ended June 30, 2020. The net decrease year over year resulted from decreases in salaries and employee benefits of $407,000, Internet banking expenses of $170,000, directors’ expenses of $174,000, professional services of $149,000, advertising expenses of $83,000, ATM/Debit card expenses of $65,000, information technology of $40,000, amortization of software of $47,000, stationary and supplies of $44,000, and operating losses of $19,000, partially offset by increases in data processing of $352,000, regulatory assessments of $140,000, personnel of $131,000, donations of $26,000, and occupancy and equipment expenses of $31,000, in 2021 compared to 2020. The decrease in total salaries and employee benefits was the result of a decrease of $1,286,000 in officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by an increase of approximately $879,000 in salaries and benefits. A portion of the salaries and benefits increase was related to $172,000 paid and/or accrued for severance pay. For the six months ended June 30, 2021, personnel expense included $136,000 for an executive search firm to find a replacement for our retiring chief executive officer.
The Company recorded an income tax provision of $4,952,000 for the six months ended June 30, 2021, compared to $3,315,000 for the six months ended June 30, 2020. The effective tax rate for the six months ended June 30, 2021 was 24.77% compared to 27.09% for the six months ended June 30, 2020. The effective tax rate was affected by the increase in tax-exempt interest, as well as the reversal of provision for credit losses.
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Quarter Ended June 30, 2021
For the quarter ended June 30, 2021, the Company reported unaudited consolidated net income of $7,563,000 and earnings per diluted common share of $0.60, compared to consolidated net income of $2,301,000 and $0.18 per diluted share for the same period in 2020. The increase in net income during the second quarter of 2021 compared to the same period in 2020 was primarily due to a decrease in provision for credit losses of $4,500,000, an increase in net interest income of $2,507,000, and an increase in non-interest income of $32,000, partially offset by an increase in total non-interest expenses of $132,000 and an increase in the provision for income taxes of $1,645,000. The effective tax rate decreased to 24.58% from 26.27% for the quarters ended June 30, 2021 and June 30, 2020, respectively. Net income for the immediately trailing quarter ended March 31, 2021 was $7,479,000, or $0.60 per diluted common share.
Annualized return on average equity (ROE) for the second quarter of 2021 was 12.25%, compared to 4.14% for the same period of 2020. The increase in ROE reflects an increase in net income, as well as the increase in average shareholders’ equity compared to the prior year. The increase in shareholders’ equity was driven by the retention of earnings, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI), net of dividends paid, and net of the Company’s stock repurchase program. Annualized return on average assets (ROA) was 1.36% for the second quarter of 2021 compared to 0.51% for the same period in 2020. This increase is due to an increase in net income notwithstanding the increase in average assets.
In comparing the second quarter of 2021 to the second quarter of 2020, total average loans increased by $3,217,000, or 0.30%. During the second quarter of 2021, the Company recorded net loan charge-offs of $117,000 compared to $391,000 net loan recoveries for the same period in 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.04% for the quarter ended June 30, 2021 compared to (0.15)% for the quarter ended June 30, 2020. During the quarter ended June 30, 2021, the Company recorded a negative provision for credit losses of $1,500,000, compared to a provision of $3,000,000 for the quarter ended June 30, 2020.
Average total deposits for the second quarter of 2021 increased $391,325,000 or 25.14% to $1,948,008,000 compared to $1,556,683,000 for the same period of 2020.
The Company’s net interest margin (fully tax equivalent basis) was 3.60% for the quarter ended June 30, 2021, compared to 3.79% for the quarter ended June 30, 2020. Net interest income, before provision for credit losses, increased $2,507,000, or 16.10%, to $18,081,000 for the second quarter of 2021, compared to $15,574,000 for the same period in 2020. The accretion of the loan marks on acquired loans increased interest income by $176,000 and $174,000 during the quarters ended June 30, 2021 and 2020, respectively. Net interest income during the second quarters of 2021 and 2020 benefited by approximately $4,000 and $288,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the decrease in the yield on total interest-bearing liabilities, as well as the decrease in the yield on the average
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investment securities, and the increase in the yield on the loan portfolio. Over the same periods, the cost of total deposits decreased to 0.05% from 0.10%.
For the quarter ended June 30, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $391,002,000, or 66.35%, compared to the quarter ended June 30, 2020, and increased by $123,697,000, or 14.44%, compared to the quarter ended March 31, 2021.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.11% for the quarter ended June 30, 2021, compared to 2.37% for the quarter ended June 30, 2020 and 2.07% for the quarter ended March 31, 2021. Total average loans, which generally yield higher rates than investment securities, increased by $3,217,000 to $1,080,425,000 for the quarter ended June 30, 2021, from $1,077,208,000 for the quarter ended June 30, 2020 and decreased by $427,000 from $1,080,852,000 for the quarter ended March 31, 2021. The effective yield on average loans was 5.04% for the quarter ended June 30, 2021, compared to 4.71% and 5.18% for the quarters ended June 30, 2020 and March 31, 2021, respectively. Excluding PPP loans from the calculation, the effective yield on average loans was 4.86% for the quarter ended June 30, 2021, compared to 5.22% and 5.11% for the quarters ended June 30, 2020 and March 31, 2021, respectively.
Total average assets for the quarter ended June 30, 2021 were $2,227,632,000 compared to $1,813,865,000 for the quarter ended June 30, 2020 and $2,104,077,000 for the quarter ended March 31, 2021, an increase of $413,767,000 or 22.81% and an increase of $123,555,000 or 5.87%, respectively.
Total average deposits increased $391,325,000, or 25.14%, to $1,948,008,000 for the quarter ended June 30, 2021, compared to $1,556,683,000 for the quarter ended June 30, 2020. Total average deposits increased $126,181,000, or 6.93%, for the quarter ended June 30, 2021, compared to $1,821,827,000 for the quarter ended March 31, 2021. The Company’s deposit balances for the quarter ended June 30, 2021 increased through organic growth and PPP loan proceeds retained in customer deposit accounts. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.86% for the quarter ended June 30, 2021, compared to 48.39% and 46.39% for the quarters ended June 30, 2020 and March 31, 2021, respectively.
Non-interest income increased $32,000, or 1.56%, to $2,077,000 for the second quarter of 2021 compared to $2,045,000 for the same period in 2020. During the second quarter of 2021 interchange fees increased $164,000, service charge income increased $20,000 and Federal Home Loan Bank dividends increased $8,000, offset by a decrease in placement fees of $51,000, a decrease in other income of $88,000, and a decrease in net realized gains on sales and calls of investment securities of $21,000, compared to the same period in 2020. For the quarter ended June 30, 2020, non-interest income included a $166,000 gain related to the collection of tax-exempt life insurance proceeds. Non-interest income for the quarter ended June 30, 2021 increased by $78,000 to $2,077,000, compared to $1,999,000 for the quarter ended March 31, 2021. The increase compared to the trailing quarter was primarily a result of a $152,000 increase in other income, $101,000 increase in interchange fees, and a $35,000 increase in service charges, offset by a $147,000 decrease in loan placement fees.
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Non-interest expense for the quarter ended June 30, 2021 increased $132,000, or 1.15%, to $11,630,000 compared to $11,498,000 for the quarter ended June 30, 2020. The net increase quarter over quarter was a result of an increase of $167,000 in salaries and employee benefits, an increase of $71,000 in data processing expense, an increase of $62,000 in occupancy and equipment expenses, an increase of $26,000 in regulatory assessments, an increase of $25,000 in appraisal fees, an increase of 15,000 in alarm monitoring expenses, an increase of $10,000 in operating losses, and an increase of $9,000 in information technology expenses, partially offset by a decrease of $98,000 in Internet banking expenses, a decrease in professional services of $47,000, a decrease of $39,000 in advertising expenses, a decrease of $29,000 in stationery and supplies, a decrease of $23,000 in directors’ expenses, and a decrease of $14,000 in amortization of software.
Non-interest expense for the quarter ended June 30, 2021 increased by $242,000 or 2.13% to $11,630,000 compared to $11,388,000 for the trailing quarter ended March 31, 2021. The increase compared to the trailing quarter was primarily due to an increase in professional services of $119,000, an increase in salaries and employee benefits of $41,000, and an increase in data processing of $8,000, partially offset by decrease in personnel expenses of $139,000, a decrease in ATM/debit card expense of $34,000, a decrease in Internet banking expenses of $40,000, and a $73,000 decrease in other non-interest expenses.
The Company recorded an income tax provision of $2,465,000 for the quarter ended June 30, 2021, compared to $820,000 for the quarter ended June 30, 2020, and $2,487,000 for the trailing quarter ended March 31, 2021. The effective tax rate for the quarter ended June 30, 2021 was 24.58% compared to 26.27% for the same period in 2020. The effective tax rate was affected by the reversal of provision for credit losses, which resulted in higher pretax and taxable income, as well as an increase in tax-exempt interest.
Capital Management
On July 21, 2021, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 20, 2021 to shareholders of record as of August 6, 2021. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Andriana Majarian, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
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More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook, and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2021	2020	2020

ASSETS
Cash and due from banks	$39,346	$34,175	$32,296
Interest-earning deposits in other banks	81,320	36,103	86,261
Total cash and cash equivalents	120,666	70,278	118,557
Available-for-sale investment securities	952,416	710,092	544,502
Equity securities	7,522	7,634	7,655
Loans, less allowance for credit losses of $10,439, $12,915, and $13,937 at June 30, 2021, December 31, 2020, and June 30, 2020, respectively	1,059,506	1,089,432	1,111,954
Bank premises and equipment, net	8,465	8,228	7,257
Bank owned life insurance	39,062	28,713	29,591
Federal Home Loan Bank stock	5,595	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	835	1,183	1,530
Accrued interest receivable and other assets	32,706	29,164	33,313
Total assets	$2,280,550	$2,004,096	$1,913,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$899,406	$824,889	$817,162
Interest bearing	1,079,688	897,821	832,395
Total deposits	1,979,094	1,722,710	1,649,557
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	45,252	31,210	30,461
Total liabilities	2,029,501	1,759,075	1,685,173
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,329,089, 12,509,848, and 12,494,597, at June 30, 2021, December 31, 2020, and June 30, 2020, respectively	75,265	79,416	79,059
Retained earnings	162,910	150,749	142,076
Accumulated other comprehensive income, net of tax	12,874	14,856	7,423
Total shareholders’ equity	251,049	245,021	228,558
Total liabilities and shareholders’ equity	$2,280,550	$2,004,096	$1,913,731
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2021	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$13,556	$13,765	$12,600	$27,321	$25,498
Interest on deposits in other banks	29	32	13	61	196
Interest and dividends on investment securities:
Taxable	3,361	2,733	2,959	6,094	6,225
Exempt from Federal income taxes	1,409	1,317	412	2,726	571
Total interest income	18,355	17,847	15,984	36,202	32,490
INTEREST EXPENSE:
Interest on deposits	252	268	374	520	806
Interest on junior subordinated deferrable interest debentures	22	24	36	46	81
Total interest expense	274	292	410	566	887
Net interest income before provision for credit losses	18,081	17,555	15,574	35,636	31,603
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	(1,500)	(1,800)	3,000	(3,300)	4,375
Net interest income after provision for credit losses	19,581	19,355	12,574	38,936	27,228
NON-INTEREST INCOME:
Service charges	467	432	447	899	1,093
Appreciation in cash surrender value of bank owned life insurance	176	173	176	349	358
Interchange fees	471	370	307	841	640
Loan placement fees	510	657	561	1,167	860
Net realized gains (losses) on sales and calls of investment securities	(79)	—	(58)	(79)	4,140
Federal Home Loan Bank dividends	83	70	75	153	182
Other income	449	297	537	746	1,315
Total non-interest income	2,077	1,999	2,045	4,076	8,588
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,979	6,938	6,812	13,917	14,324
Occupancy and equipment	1,201	1,113	1,139	2,314	2,283
Professional services	475	356	522	831	980
Data processing expense	625	617	554	1,242	890
Directors’ expenses	113	41	136	154	328
ATM/Debit card expenses	191	225	187	416	481
Information technology	611	559	602	1,170	1,210
Regulatory assessments	172	161	146	333	193
Advertising	128	129	167	257	340
Internet banking expenses	84	124	182	208	378
Amortization of core deposit intangibles	173	174	173	347	347
Other expense	878	951	878	1,829	1,823
Total non-interest expenses	11,630	11,388	11,498	23,018	23,577
Income before provision for income taxes	10,028	9,966	3,121	19,994	12,239
PROVISION FOR INCOME TAXES	2,465	2,487	820	4,952	3,315
Net income	$7,563	$7,479	$2,301	$15,042	$8,924

Net income per common share:
Basic earnings per common share	$0.61	$0.60	$0.18	$1.20	$0.71
Weighted average common shares used in basic computation	12,498,809	12,495,606	12,449,283	12,497,217	12,592,126
Diluted earnings per common share	$0.60	$0.60	$0.18	$1.20	$0.71
Weighted average common shares used in diluted computation	12,548,044	12,547,137	12,486,681	12,548,101	12,646,403
Cash dividends per common share	$0.12	$0.11	$0.11	$0.23	$0.22
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30
For the three months ended	2021	2021	2020	2020	2020
(In thousands, except share and per share amounts)
Net interest income	$18,081	$17,555	$16,777	$16,043	$15,574
(Reversal of) provision for credit losses	(1,500)	(1,800)	(1,700)	600	3,000
Net interest income after provision for credit losses	19,581	19,355	18,477	15,443	12,574
Total non-interest income	2,077	1,999	3,138	2,071	2,045
Total non-interest expense	11,630	11,388	12,379	11,728	11,498
Provision for income taxes	2,465	2,487	2,157	1,442	820
Net income	$7,563	$7,479	$7,079	$4,344	$2,301
Basic earnings per common share	$0.61	$0.60	$0.57	$0.35	$0.18
Weighted average common shares used in basic computation	12,498,809	12,495,606	12,482,250	12,471,070	12,449,283
Diluted earnings per common share	$0.60	$0.60	$0.57	$0.35	$0.18
Weighted average common shares used in diluted computation	12,548,044	12,547,137	12,519,644	12,496,174	12,486,681

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2021	2021	2020	2020	2020
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.98%	1.11%	1.17%	1.32%	1.24%
Non-performing assets to total assets	0.09%	0.17%	0.16%	0.18%	0.13%
Total non-performing assets	$2,035	$3,783	$3,278	$3,458	$2,406
Total nonaccrual loans	$2,035	$3,783	$3,278	$3,458	$2,406
Total substandard loans	$32,938	$34,276	$36,136	$37,643	$38,672
Total special mention loans	$18,710	$39,406	$36,406	$43,893	$35,735
Net loan charge-offs (recoveries)	$117	$(941)	$42	$(120)	$(391)
Net charge-offs (recoveries) to average loans (annualized)	0.04%	(0.35)%	0.02%	(0.04)%	(0.15)%
Book value per share	$20.36	$19.31	$19.59	$18.85	$18.29
Tangible book value per share	$15.93	$14.94	$15.19	$14.44	$13.87
Tangible common equity	$196,437	$187,059	$190,061	$180,647	$173,251
Cost of total deposits	0.05%	0.06%	0.07%	0.09%	0.10%
Interest and dividends on investment securities exempt from Federal income taxes	$1,409	$1,317	$951	$444	$412
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.60%	3.76%	3.72%	3.63%	3.79%
Return on average assets (2)	1.36%	1.42%	1.42%	0.90%	0.51%
Return on average equity (2)	12.25%	12.17%	11.95%	7.50%	4.14%
Loan to deposit ratio	54.06%	56.72%	63.99%	66.02%	68.25%
Efficiency ratio	55.58%	56.34%	62.89%	63.58%	64.27%
Tier 1 leverage - Bancorp	8.63%	9.09%	9.28%	9.26%	9.63%
Tier 1 leverage - Bank	8.51%	9.03%	9.23%	9.20%	9.57%
Common equity tier 1 - Bancorp	13.43%	14.38%	14.10%	14.23%	13.66%
Common equity tier 1 - Bank	13.61%	14.68%	14.41%	14.56%	13.99%
Tier 1 risk-based capital - Bancorp	13.80%	14.78%	14.50%	14.65%	14.08%
Tier 1 risk-based capital - Bank	13.61%	14.68%	14.41%	14.56%	13.99%
Total risk-based capital - Bancorp	14.58%	15.76%	15.58%	15.90%	15.25%
Total risk based capital - Bank	14.40%	15.66%	15.48%	15.81%	15.16%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
AVERAGE AMOUNTS	June 30,	March 31	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Interest-bearing deposits in other banks	$114,590	$129,185	$58,277	121,848	56,037
Investments	865,739	727,447	531,050	796,975	499,460
Loans (1)	1,077,774	1,077,140	1,075,588	1,077,455	999,398
Earning assets	2,058,103	1,933,772	1,664,915	1,996,278	1,554,895
Allowance for credit losses	(11,928)	(13,453)	(10,783)	(12,687)	(10,013)
Nonaccrual loans	2,651	3,712	1,620	3,182	1,512
Other non-earning assets	178,806	180,046	158,113	179,423	159,570
Total assets	$2,227,632	$2,104,077	$1,813,865	$2,166,196	$1,705,964

Interest bearing deposits	$1,054,567	$976,762	$803,418	$1,015,879	$773,820
Other borrowings	5,155	5,155	5,155	5,155	5,155
Total interest-bearing liabilities	1,059,722	981,917	808,573	1,021,034	778,975
Non-interest bearing demand deposits	893,441	845,065	753,265	869,386	671,723
Non-interest bearing liabilities	27,510	31,182	29,548	29,337	30,026
Total liabilities	1,980,673	1,858,164	1,591,386	1,919,757	1,480,724
Total equity	246,959	245,913	222,479	246,439	225,240
Total liabilities and equity	$2,227,632	$2,104,077	$1,813,865	$2,166,196	$1,705,964

AVERAGE RATES
Interest-earning deposits in other banks	0.10%	0.10%	0.09%	0.10%	0.70%
Investments	2.38%	2.42%	2.62%	2.40%	2.78%
Loans (3)	5.04%	5.18%	4.71%	5.11%	5.13%
Earning assets	3.65%	3.82%	3.89%	3.73%	4.22%
Interest-bearing deposits	0.10%	0.11%	0.19%	0.10%	0.21%
Other borrowings	1.71%	1.86%	2.79%	1.78%	3.14%
Total interest-bearing liabilities	0.10%	0.12%	0.20%	0.11%	0.23%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.60%	3.76%	3.79%	3.67%	4.11%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $375, $350, and $109, for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $724 and $152 for the six months ended June 30, 2021 and 2020, respectively.
(3)    Loan yield includes loan fees (costs) for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020 of $1,821, $2,068, and $291, respectively. Loan yield includes loan fees (costs) for the six months ended June 30, 2021 and 2020 of $3,890 and $226, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322